First LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 23, 2012 (the “First Loan Modification Closing Date”), by and among (i) MIDCAP FUNDING III, LLC, a Delaware limited liability company with an office located at 7255 Woodmont Avenue, Suite 200, Bethesda, Maryland 20814 (“MidCap”), as administrative agent (“Agent”); (ii) MidCap as a “Lender”; (iii) SILICON VALLEY BANK, a California corporation with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“SVB”), as a “Lender” (MidCap and SVB in their capacities as a “Lender” are each referred to herein as a “Lender”, and are collectively referred to herein as the “Lenders”); and (iv) BACTERIN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Bacterin International Holdings”) and BACTERIN INTERNATIONAL, INC., a Nevada corporation (“Bacterin International”; Bacterin International and Bacterin International Holdings are referred to herein individually and collectively, jointly and severally, as “Borrower”).

1.                   DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to the Lenders pursuant to (i) a loan arrangement dated as of July 28, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of July 28, 2011, among Borrower, Agent and the Lenders (the “Loan Agreement”) and (ii) a loan arrangement dated as of the date hereof, evidenced by, among other documents, a certain Credit and Security Agreement, dated as of the date hereof, among Borrower, Agent and the Lenders (the “Revolving Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.                   DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Agreement as described in a certain Intellectual Property Security Agreement, dated as of July 28, 2011 (together with any other document pursuant to which collateral security is granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                   DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.2(a) thereof:

“(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, the Lenders agree, severally and not jointly, to make term loans to Borrower in an aggregate amount up to Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”). After repayment, no Term Loan may be re-borrowed. The Term Loans shall be available in two tranches. The first tranche (“Tranche One”) shall be in an amount equal to Seven Million Dollars ($7,000,000.00) and shall be advanced on the Closing Date. The second tranche (“Tranche Two”) shall be in an amount not to exceed Eight Million Dollars ($8,000,000.00) and shall be available to be advanced in a single advance during the Draw Period, but only after the Tranche Two Eligibility Date. The proceeds advanced in Tranche Two shall be used only to fund the approved costs of Borrower in consummating the Permitted Acquisition.”

and inserting in lieu thereof the following:

“(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, the Lenders agree, severally and not jointly, to make term loans to Borrower in an aggregate amount up to Ten Million Dollars ($10,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”). After repayment, no Term Loan may be re-borrowed. The Term Loans shall be available in two tranches. The first tranche (“Tranche One”) shall be in an amount equal to Seven Million Dollars ($7,000,000.00) and shall be advanced on the Closing Date. The second tranche (“Tranche Two”) shall be in an amount not to exceed Three Million Dollars ($3,000,000.00) and shall be available to be advanced in a single advance during the Draw Period, but only after the Tranche Two Eligibility Date. The proceeds advanced in Tranche Two shall be used only to fund the approved costs of Borrower in consummating the Permitted Acquisition.”

2.	The Loan Agreement shall be amended by inserting the following new Section 8.15 immediately following Section 8.14 thereof:

“8.15 Revolving Loan Documents. The occurrence and continuance of an Event of Default under any of the Revolving Loan Documents.”

3.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 14.1 thereof:

“Amortization Date” means May 1, 2012.

“Draw Period” means the period of time commencing upon the Closing Date and continuing through the earliest to occur of (a) the Draw Period Termination Date, (b) an Event of Default, and (c) the existence of any Default.

“Draw Period Termination Date” means December 31, 2011.

“Loan Documents” means, collectively, this Agreement, the Warrant, the Perfection Certificate, the IP Agreement, the Real Estate Security Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor in connection with the indebtedness governed by this Agreement, and any other present or future agreement between Borrower and/or for the benefit of the Lenders and Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“Permitted Acquisition” is any acquisition by the Borrower of all or the majority the capital stock, or substantially all or a majority of the assets, of any Person, on or prior to December 31, 2011, if such acquisition is acceptable to each Lender in its sole and absolute discretion and complies with the following criteria: (a) no Event of Default exists or would result from such acquisition; (b) the Person, division, product line or line of business acquired in such acquisition shall be in the same or substantially similar line of business as Borrower or reasonably related thereto or reasonable extensions thereof; (c) Agent shall have received at least ten (10) Business Days prior written notice of the closing date for such acquisition (together with a description of the proposed acquisition or purchase, all diligence materials (including, without limitation, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to Agent and Lenders certifying that, as of the date thereof, the proposed purchase or acquisition is in compliance with Section 7.3 hereof and accompanied by calculations in support thereof) and other documents and information reasonably requested by Agent or Lenders, each of which shall be in form and substance reasonably satisfactory to each Lender); (d) each Borrower remains a surviving legal entity after such acquisition; (e) no Indebtedness or Liens are assumed in connection with such acquisition; (f) any Person that is acquired and remains a separate legal entity shall become a borrower pursuant to documentation required by Agent and Lenders in their sole discretion immediately upon such acquisition; (g) such acquisition is non-hostile in nature; and (h) Borrower has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such acquisition), Borrower would be in compliance with the financial covenant contained in Section 6.7 hereof, both immediately prior to, and immediately after the consummation of, such acquisition.”

and inserting in lieu thereof the following:

“Amortization Date” means with respect to Tranche 1, May 1, 2012, and with respect to Tranche 2, the later of (i) May 1, 2012 and (ii), the first Payment Date following the Funding Date of Tranche 2.

“Draw Period” means (i) with respect to Tranche 1, the period of time commencing upon the Closing Date and continuing through the earliest to occur of (a) the Draw Period Termination Date, (b) an Event of Default, and (c) the existence of any Default, and (ii) with respect to Tranche 2, the period of time commencing upon the First Loan Modification Closing Date and continuing through the earliest to occur of (a) the Draw Period Termination Date, (b) an Event of Default, and (c) the existence of any Default.

“Draw Period Termination Date” means the date that is six (6) months after the First Loan Modification Closing Date.

“Loan Documents” means, collectively, this Agreement, the Revolving Loan Agreement and the other related Revolving Loan Documents, the Warrant, the Perfection Certificate, the IP Agreement, the Real Estate Security Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor in connection with the indebtedness governed by this Agreement, and any other present or future agreement between Borrower and/or for the benefit of the Lenders and Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“Permitted Acquisition” is any acquisition by the Borrower of all or the majority the capital stock, or substantially all or a majority of the assets, of any Person, on or prior to the date that is six (6) months after the First Loan Modification Closing Date, if such acquisition is acceptable to each Lender in its sole and absolute discretion and complies with the following criteria: (a) no Event of Default exists or would result from such acquisition; (b) the Person, division, product line or line of business acquired in such acquisition shall be in the same or substantially similar line of business as Borrower or reasonably related thereto or reasonable extensions thereof; (c) Agent shall have received at least ten (10) Business Days prior written notice of the closing date for such acquisition (together with a description of the proposed acquisition or purchase, all diligence materials (including, without limitation, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to Agent and Lenders certifying that, as of the date thereof, the proposed purchase or acquisition is in compliance with Section 7.3 hereof and accompanied by calculations in support thereof) and other documents and information reasonably requested by Agent or Lenders, each of which shall be in form and substance reasonably satisfactory to each Lender); (d) each Borrower remains a surviving legal entity after such acquisition; (e) no Indebtedness or Liens are assumed in connection with such acquisition; (f) any Person that is acquired and remains a separate legal entity shall become a borrower pursuant to documentation required by Agent and Lenders in their sole discretion immediately upon such acquisition; (g) such acquisition is non-hostile in nature; and (h) Borrower has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such acquisition), Borrower would be in compliance with the financial covenant contained in Section 6.7 hereof, both immediately prior to, and immediately after the consummation of, such acquisition.

4.	The Loan Agreement shall be amended by adding the following definitions in Section 14.1 thereof in alphabetical order:

““First Loan Modification Closing Date” means April 23, 2012.

“Revolving Loan Agreement” means that certain Credit and Security Agreement dated as of the First Loan Modification Closing Date, among Agent, the Lenders and Borrower, as the same may be further amended, amended and restated, modified, and/or supplemented from time to time.

“Revolving Loan Documents” means the Revolving Loan Agreement and all the other “Loan Documents” (as such term is defined in the Revolving Loan Agreement), in each case as the same may be further amended, amended and restated, modified and/or supplemented from time to time.

5.	The Loan Agreement shall be amended by deleting the following text appearing as clauses (e) and (f) of the definition of “Permitted Indebtedness” in Section 14.1 thereof:

“(e) Indebtedness secured by Permitted Liens; and

(f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

and inserting the following clauses in lieu thereof the following:

“(e) Indebtedness secured by Permitted Liens;

(f) without duplication, “Permitted Indebtedness” (as such term is defined in the Revolving Loan Agreement) permitted under the Revolving Loan Agreement, as in effect on the First Loan Modification Effective Date; and

(g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

6.	The Loan Agreement shall be amended by deleting the following text appearing as clause (b) of the definition of “Permitted Investments” in Section 14.1 thereof:

“(b) Investments consisting of Cash Equivalents.”

and inserting the following clauses in lieu thereof the following:

“(b) without duplication, “Permitted Investments” (as such term is defined in the Revolving Loan Agreement) permitted under the Revolving Loan Agreement, as in effect on the First Loan Modification Effective Date; and

(c) Investments consisting of Cash Equivalents.”

7.	The Loan Agreement shall be amended by deleting the following clauses (k) and (l) from the definition of “Permitted Liens” in Section 14.1 thereof:

“(k) the Real Estate Mortgage, provided (a) such Real Estate Mortgage shall not be refinanced without the prior written consent of Lenders and (b) the aggregate outstanding principal amount under the Real Estate Mortgage shall not exceed $1,483,180.09; and

(l) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.”

and inserting the following clauses in lieu thereof:

“(k) the Real Estate Mortgage, provided (a) such Real Estate Mortgage shall not be refinanced without the prior written consent of Lenders and (b) the aggregate outstanding principal amount under the Real Estate Mortgage shall not exceed $1,483,180.09;

(l) without duplication, “Permitted Liens” (as such term is defined in the Revolving Loan Agreement) permitted under the Revolving Loan Agreement, as in effect on the First Loan Modification Effective Date; and

(m) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.”

8.	The Loan Agreement shall be amended by deleting SCHEDULE 1 thereto in its entirety and replacing it with SCHEDULE 1 attached to this Loan Modification Agreement.

9.	The Loan Agreement shall be amended by deleting EXHIBIT D thereto in its entirety and replacing it with EXHIBIT D attached to this Loan Modification Agreement.

4.                   FEES & EXPENSES. In addition to the Tranche 2 origination fee (which shall be payable on the Funding Date of Tranche 2), Borrower shall reimburse Agent and the Lenders for all legal fees and out-of pocket expenses incurred in connection with this Loan Modification Agreement.

5.                   RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Agent, for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

6.                   PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in Borrower’s Perfection Certificate dated as of April 20, 2012, and acknowledges, confirms and agrees that the disclosures and information that Borrower provided to Agent and the Lenders in such Perfection Certificate have not changed, as of the date hereof.

7.                   NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent and/or the Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent and/or the Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and/or the Lenders from any liability thereunder.

8.                   REPRESENTATIONS AND WARRANTIES. To induce Agent and the Lenders to enter into this Loan Modification Agreement, Borrower does hereby warrant, represent and covenant to Agent and the Lenders that, after giving effect to this Loan Modification Agreement, (i) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Loan Modification Agreement as if such representation or warranty were made on and as of the date of this Loan Modification Agreement (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Loan Modification Agreement and this Loan Modification Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

9.                   CONTINUING VALIDITY. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. The Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Agent or the Lenders to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Agent, the Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by the Lenders in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.                CONDITION PRECEDENT TO EFFECTIVENESS OF THIS LOAN MODIFICATION AGREEMENT. This Loan Modification Agreement shall become effective as of the date referred to above upon the satisfaction of the following conditions precedent:

A.	Agent shall have received, in form and substance satisfactory to Agent and the Lenders, one or more counterparts of this Loan Modification Agreement, duly executed and delivered by Borrower, Agent and the Lenders.

B.	Agent shall have received, in form and substance satisfactory to Agent and the Lenders, a legal opinion of Borrower’s counsel dated as of the First Loan Modification Closing Date (as defined herein), together with the duly executed original signatures thereto.

C.	Each of the Lenders shall have received a Secured Promissory Note evidencing the Tranche 2 Term Loans made by such Lender on the First Loan Modification Closing Date.

D.	Borrower shall have executed and delivered to Agent and the Lenders such additional documents, instruments, and agreements as Agent may reasonably request.

11.                COUNTERPARTS. This Loan Modification Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12.                GOVERNING LAW. THIS LOAN MODIFICATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13.                ENTIRE AGREEMENT. The Existing Loan Documents as and when amended through this Loan Modification Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

[Remainder of Page Intentionally Left Blank –

Signature Page(s) to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first written above.

BORROWER:

BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ John P. Gandolfo

Name: John P. Gandolfo

Title: CFO

BACTERIN INTERNATIONAL, INC.

By: /s/ John P. Gandolfo

Name: John P. Gandolfo

Title: CFO

AGENT:

MIDCAP FUNDING III, LLC, as Agent

By: /s/ Brett Robinson

Name: Brett Robinson

Title: Managing Director

LENDERS:

MIDCAP FUNDING III, LLC, as a Lender

By: /s/ Brett Robinson

Name: Brett Robinson

Title: Managing Director

SILICON VALLEY BANK, as a Lender

By: /s/ Derek Johnson

Name: Derek Johnson

Title: Relationship Manager

[Signature Page – First Loan Modification Agreement – Term Loan]

EXHIBIT A TO LOAN MODIFICATION AGREEMENT

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Lender	Tranche 1 Term Loan Commitment	Commitment Percentage
MidCap Funding III, LLC	$4,666,666.67	66.67%
Silicon Valley Bank	$2,333,333.33	33.33%
TOTAL TRANCHE 1TERM LOANS	$7,000,000.00	100%
Lender	Tranche 2 Term Loan Commitment	Commitment Percentage
MidCap Funding III, LLC	$2,000,000.00	66.67%
Silicon Valley Bank	$1,000,000.00	33.33%
TOTAL TRANCHE 2 TERM LOANS	$3,000,000.00	100%
Lender	Term Loan Commitments	Commitment Percentage
MidCap Funding III, LLC	$6,666,666.67	66.67%
Silicon Valley Bank	$3,333,333.33	33.33%
TOTAL TERM LOANS	$10,000,000.00	100%

EXHIBIT D – SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

$__________________	Dated: ______________, 20__

FOR VALUE RECEIVED, the undersigned, BACTERIN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Bacterin International Holdings”) and BACTERIN INTERNATIONAL, INC., a Nevada corporation (“Bacterin International”; Bacterin International and Bacterin International Holdings are referred to herein individually and collectively, jointly and severally, as “Borrower”) HEREBY PROMISES TO PAY to the order of ________________ (“Lender”) the principal amount of ____________________ DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of the Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement by and between Borrower and MidCap Funding III, LLC, as Agent, and the Lenders as defined therein, dated as of July 28, 2011, as amended by that certain First Loan Modification Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued interest hereunder and under the Loan Agreement shall be due and payable on Maturity Date as set forth in the Loan Agreement.

Borrower agrees to pay any initial partial month interest payment from the date of this Secured Promissory Note (this “Note”) to the first Payment Date (“Interim Interest”) on the first Payment Date.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Note. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland.

Note Register; Ownership of Note. The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:_______________________________
Name:_____________________________
Title:______________________________

BACTERIN INTERNATIONAL, INC.

By:_______________________________
Name:_____________________________
Title:______________________________

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